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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): March 5, 2001


                          MERIDIAN NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


    Delaware                    0-14203                      34-1470518
    --------                    -------                      ----------
(State or Other             (Commission File                 (IRS Employer
Jurisdiction of                 Number)                    Identification No.)
Incorporation)


805 Chicago Street, Toledo, Ohio                                 43611
(Address of Principal Executive Offices)                       (Zip Code)



       Registrant's telephone number, including area code: (419) 729-3918


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Item 2. DISPOSITION OF ASSETS.

         On March 6, 2001, the registrant's senior secured lender, National Bank of Canada (the "Bank") notified the registrant that it was taking action with respect to various events of default that have arisen and are continuing under its loan documentation. The Bank stated that, because of recent events involving the registrant and its subsidiaries, including the resignation of key officers, the Bank was immediately terminating its commitments and declaring all obligations under the loan documentation due and payable immediately.

         The registrant is unable to cure the default and pay all its obligations under the loan documentation. Therefore, the registrant expects that the Bank will proceed to exercise one or more remedies available to it under its loan documentation and provided by law. Such remedies may include repossession and sale of the assets of the registrant and certain of its subsidiaries. The proceeds from the sale by the Bank are not expected to exceed the amount of outstanding obligations to the senior and junior secured lenders.

         Effective March 9, 2001, the registrant and Ottawa River Steel ceased regular operations and terminated the employment of most of their employees. Remaining employees are expected to devote their efforts to assisting the senior and junior lenders in the liquidation of the assets of the registrant and Ottawa River Steel, which the registrant expects to be substantially completed in about sixty days. The registrant is also in the process of attempting to sell the paint waste recycling business operated by EPI Technologies, Inc. and its subsidiaries.

         The business of the registrant and of its primary subsidiary, Ottawa River Steel, a steel processing and service center, has been adversely affected by the downturn in the steel industry generally and in the markets served by Ottawa River Steel.

Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.

         Effective as of the close of business on March 5, 2001, William D. Feniger resigned from all positions held by him as a director or officer of the registrant and each of its subsidiaries, which includes his resignation from the Board of Directors of the registrant and as the Chairman of the Board, Chief Executive Officer and President of the registrant. The registrant's Vice President - Finance, Treasurer, and Secretary also resigned effective as of the close of business on March 5, 2001. Craig L. Stormer, a director of the registrant, was elected as the Chairman of the Board of Directors on March 9, 2001. The other officer positions have not been filled as of the date of this Report on Form 8-K.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MERIDIAN NATIONAL CORPORATION

Dated:  March 9, 2001
                                         By:     /s/ Craig L. Stormer
                                                 --------------------
                                                 Craig L. Stormer
                                                 Chairman of the Board



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